UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 and 15(d) of the
Securities Exchange Act of l934

May 21, 2007 (May 21, 2007)
Date of report (Date of earliest event reported)

Modigene Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-136424	20-0854033
(Commission File Number)	(IRS Employer Identification No.)

8000 Towers Crescent Drive, Suite 1300, Vienna, Virginia 22182
(Address of Principal Executive Offices) (Zip Code)

(866) 644-7811
(Registrant’s Telephone Number, Including Area Code)
_____________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, all of which are incorporated herein by reference.

This current report responds to the following items on Form 8-K:

Item 3.02 Unregistered Sales of Equity Securities

Item 3.02 Unregistered Sales of Equity Securities

As disclosed in a Current Report on Form 8-K filed by the Modigene Inc., a Nevada corporation (the “Company”) on May 14, 2007 (the “May 14 Current Report”), on May 9, 2007 the Company closed a private placement offering (the “Offering”) in the initial amount of 6,418,808 units of its securities (“Units”) to accredited investors, as defined under Regulation D, Rule 501(a) promulgated by the Securities and Exchange Commission (the “SEC”). The Units were sold at a price of $1.50 per Unit, each Unit consisting of one share of common stock of the Company, par value $0.00001 per share (“Common Stock”) and a warrant (the “Investor Warrants”) to purchase one-quarter, or 25%, of a share of Common Stock for a period of five years at an exercise price of $2.50 per whole share of Common Stock. At the initial closing of the Offering, the Company raised total cash consideration of $9,628,212.

As disclosed in the May 14 Current Report, the Company had the right to raise additional funds in the Offering, up to an aggregate of $13,000,000, and expected to close on any additional funds as soon as the subscription materials (including final clearance of funds) were complete. On May 21, 2007, the Company completed this second phase of Offering and closed on the sale of an additional 2,247,858 Units, for total cash proceeds of $3,371,787.

The Offering was exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D as promulgated by the SEC.

The Company agreed to pay certain broker/dealers who introduced investors in the offering a commission of up to 8.5% of the funds raised from such investors in the Offering. In addition, those broker/dealers are entitled to warrants to purchase a number of shares of Common Stock equal to 5% of the Units sold to investors introduced by them in the Offering. Pursuant to these agreements, in connection with the May 21, 2007 sales of securities, the Company has agreed to pay up to $107,600 in cash commissions, and to issue warrants to purchase up to 51,885 shares of Common Stock, to broker/dealers who assisted with the Offering.

In addition, upon the completion of the second closing of the Offering, the Company agreed to issue an additional 155,673 shares of Common Stock (for no additional consideration) to the four strategic investors participating in the private sale (the “Private Sale”) described in the Current Report on Form 8-K filed April 16, 2007 and as further described in the May 14 Current Report. These securities were issued to accredited investors as defined under Regulation D, Rule 501(a) promulgated by the SEC, and otherwise in accordance with the provisions of Regulation D. No underwriter was involved in the Private Sale and accordingly, there were no underwriting discounts involved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIGENE INC. (Registrant)
Date: May 21, 2007	By: /s/ Shai Novik Name: Shai Novik Title: President